Exhibit 10.3

LOCKUP AGREEMENT

This LOCKUP AGREEMENT (this “Agreement”) is entered into as of June 22, 2023, by and among Banyan Acquisition Corporation, a Delaware corporation (the “SPAC”), Pinstripes, Inc., a Delaware corporation (the “Company”), and the security holders listed on Schedule A and the signature pages hereto (each, a “Security Holder” and, collectively, the “Security Holders”). Each of the SPAC, the Company and the Security Holders are sometimes referred to herein individually as a “Party” and collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Business Combination Agreement (defined below).

RECITALS

WHEREAS, concurrently with the execution and delivery of this Agreement, the SPAC and the Company are entering into that certain Business Combination Agreement (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Business Combination Agreement”) pursuant to which, among other things and subject to the terms and conditions set forth therein, Merger Sub will merge with and into the Company, with the Company as the surviving company in the Merger and, after giving effect to the Merger, becoming a wholly-owned Subsidiary of the SPAC, and each Company Share will be automatically converted into the right to receive a portion of the Aggregate Transaction Share Consideration, in each case, on the terms and subject to the conditions set forth in the Business Combination Agreement and in accordance with Section 251 of the General Corporation Law of the State of Delaware; and

WHEREAS, in consideration for the benefits to be received by each Security Holder in connection with the Business Combination Agreement, each Security Holder agrees to enter into this Agreement and to be bound by the agreements, covenants and obligations contained in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

AGREEMENT

1.	Covenants and Agreements.

(a)           Each Security Holder agrees that it, he or she shall not Transfer any (i) SPAC New Common Shares it, he or she will be issued as consideration in the Merger at Closing or (ii) SPAC Warrants (together with any SPAC Shares into which such SPAC Warrants are exercisable) (collectively, the “SPAC Warrant Securities”) issued to it, him or her at the time of the initial public offering of the SPAC, in each case, until the earlier of (A) six (6) months after the Closing Date, and (B) subsequent to the Closing Date, the earlier of (x) the date on which the SPAC completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of its public stockholders having the right to exchange their respective SPAC New Common Shares for cash, securities or other property, or (y) the date on which the last reported sale price of the SPAC New Common Shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing. For purposes of this Agreement, “Transfer” means any, direct or indirect, sale, transfer, assignment, pledge, mortgage, exchange, hypothecation, grant of a security interest in or disposition or encumbrance of an interest (whether with or without consideration, whether voluntarily or involuntarily or by operation of law or otherwise); provided, however, that a direct or indirect transfer or change in ownership of any Security Holder (whether by sale, issuance of equity securities, grant, hypothecation, pledge or otherwise) shall not be deemed a “Transfer”.

(b)           Notwithstanding the provisions set forth in Section 1(a) above, Transfers of (i) the SPAC New Common Shares issued to a Security Holder as consideration in the Merger at Closing or any of its permitted transferees (that have complied with this Section 1(b)) or (ii) SPAC Warrant Securities issued to it, him or her at the time of the initial public offering of the SPAC or any of its permitted transferees (that have complied with this Section 1(b)), are permitted (a) to any Affiliate of such Security Holder, or as a distribution to any of such Security Holder’s limited partners, members or stockholders; (b) to the SPAC’s or the Company’s directors or officers, or any Affiliates or family members of any of the SPAC’s or the Company’s directors or officers, or any members or any Affiliates of the Sponsor; (c) in the case of an individual, by gift to a member of such individual’s immediate family or to a trust, the beneficiaries of which are members of such individual’s immediate family or an Affiliate of such individual, or to a charitable organization; (d) in the case of an individual, by virtue of laws of descent and distribution upon death of such individual; (e) in the case of an individual, pursuant to a qualified domestic relations order; (f) in the case of a trust, by distribution to one or more of the permissible beneficiaries of such trust; (g) in the case of an individual, to a partnership, limited liability company or other entity of which such individual and/or the immediate family of such individual are the legal and beneficial owners of such entity; (h) in the case of an entity, by virtue of the laws of the state of such entity’s organization and such entity’s organizational documents upon dissolution of such entity; (i) to the SPAC pursuant to any contractual arrangement in effect at the Effective Time that provides for the repurchase by the SPAC or forfeiture of SPAC New Common Shares in connection with the termination of such Security Holder’s service to the SPAC; (j) in connection with such Security Holder’s entry into or adoption of, at any time after the Effective Time, any trading plan providing for the sale of SPAC New Common Shares by such Security Holder, which trading plan meets the requirements of Rule 10b5-1(c) under the Exchange Act, provided, however, that such plan does not provide for, or permit, the sale of SPAC New Common Shares during the period referred to in Section 1(a); or (k) in the event of the SPAC’s completion of a liquidation, merger, stock exchange, reorganization or other similar transaction which results in all of its public shareholders having the right to exchange their respective shares of SPAC New Common Shares for cash, securities or other property subsequent to the Closing; provided, however, that in the case of clauses (a) through (h), these permitted transferees must evidence in a writing reasonably satisfactory to the SPAC such transferee’s agreement to be bound by the Transfer restrictions in this Agreement.

(c)           Each Security Holder shall be bound by and subject to (i) Sections 6.5 (Confidential Information) and 6.9(a) (Communications; Press Release; SEC Filings) of the Business Combination Agreement to the same extent as such provisions apply to the parties to the Business Combination Agreement, as if such Security Holder were directly party thereto, and (ii) Section 11.9 (Trust Account Waiver) of the Business Combination Agreement to the same extent as such provisions apply to the Company, as if such Security Holder were directly party thereto.

(d)           Each Security Holder that is or prior to the Closing becomes a Company Stockholder hereby irrevocably and unconditionally waives and agrees to cause to be waived and to prevent the exercise of, any rights of appraisal and any dissenters’ rights relating to the Business Combination Agreement or the transactions contemplated thereby that such Security Holder may have by virtue of, or with respect to, such Security Holder’s equity interests in the Company (including, without limitation, all rights under Section 262 of the General Corporation Law of the State of Delaware).

(e)           Each Security Holder further hereby agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any Proceeding, against the SPAC, Merger Sub, the Company or any of their respective successors, directors or officers (i) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Business Combination Agreement or (ii) alleging a breach of any fiduciary duty of any Person in connection with the evaluation, negotiation or entry into this Agreement or the Business Combination Agreement.

(f)           Each Security Holder hereby agrees to promptly execute and deliver all additional agreements, documents or instruments, take, or cause to be taken, all actions and provide, or cause to be provided, all additional information or other materials as may be necessary or advisable, in each case, as reasonably determined by the SPAC and the Company, in connection with, or otherwise in furtherance of, the consummation of the transactions contemplated by this Agreement.

2.           Security Holder Representations and Warranties. Each Security Holder (severally and not jointly) represents and warrants to the SPAC as of the date hereof as follows:

(a)           If such Security Holder is an entity, such Security Holder is a corporation, limited liability company or other applicable business entity duly organized or formed, as applicable, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the Laws of its jurisdiction of formation or organization (as applicable).

(b)           Such Security Holder has the requisite corporate, limited liability company or other similar power and authority (or, if such Security Holder is a natural person, such Security Holder has the legal capacity) to execute and deliver this Agreement, to perform his, her or its covenants, agreements and obligations hereunder (including, for the avoidance of doubt, those covenants, agreements and obligations hereunder that relate to the provisions of the Business Combination Agreement), and to consummate the transactions contemplated hereby. If such Security Holder is an entity, the execution and delivery of this Agreement have been duly authorized by all necessary corporate (or other similar) action on the part of such Security Holder. This Agreement has been duly and validly executed and delivered by such Security Holder and constitutes a valid, legal and binding agreement of such Security Holder (assuming that this Agreement is duly authorized, executed and delivered by the SPAC), enforceable against such Security Holder in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

(c)           No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity is required on the part of such Security Holder with respect to such Security Holder’s execution, delivery or performance (as applicable) of his, her or its covenants, agreements or obligations under this Agreement (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Business Combination Agreement) or the consummation of the transactions contemplated hereby, except for any consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not adversely affect the ability of such Security Holder to perform, or otherwise comply with, any of his, her or its covenants, agreements or obligations hereunder in any material respect.

(d)           None of the execution or delivery of this Agreement by such Security Holder, the performance by such Security Holder of any of his, her or its covenants, agreements or obligations under this Agreement (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Business Combination Agreement) or the consummation of the transactions contemplated hereby will, directly or indirectly (with or without due notice or lapse of time or both) (i) if such Security Holder is an entity, result in any breach of any provision of such Security Holder’s Governing Documents, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, consent, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of any Contract to which such Security Holder is a party, (iii) violate, or constitute a breach under, any Order or applicable Law to which such Security Holder or any of his, her or its properties or assets are bound, or (iv) result in the creation of any Lien upon any SPAC New Common Shares it, he or she will be issued as consideration in the Merger at Closing or any SPAC Warrant Securities issued to it, him or her at the time of the initial public offering of the SPAC, except, in the case of any of clauses (ii) and (iii) above, as would not adversely affect the ability of such Security Holder to perform, or otherwise comply with, any of his, her or its covenants, agreements or obligations hereunder in any material respect.

(e)           There is no Proceeding pending or, to such Security Holder’s knowledge, threatened against or involving such Security Holder or any of his, her or its Affiliates that, if adversely decided or resolved, would reasonably be expected to adversely affect the ability of such Security Holder to perform, or otherwise comply with, any of its covenants, agreements or obligations under this Agreement in any material respect.

(f)           Such Security Holder acknowledges, represents, warrants and agrees that (i) he, she or it has conducted his, her or its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects of, the SPAC Parties and the transactions contemplated by this Agreement, the Business Combination Agreement and the other Ancillary Agreements, and (ii) he, she or it has been furnished with or given access to such documents and information about the SPAC Parties and their respective businesses and operations as he, she or it have deemed necessary to enable him, her or it to make an informed decision with respect to the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

(g)           Such Security Holder is sophisticated in financial matters and is able to evaluate the risks and benefits of consummating the transactions contemplated hereby. Such Security Holder acknowledges that he, she or it has been advised by its, his or her own legal counsel, or has had the opportunity to engage his, her or its own legal counsel, with respect to this Agreement and the transactions contemplated hereby and such Security Holder understands and agrees that (i) he, she or it has carefully read and fully understands all of the terms of this Agreement; and (ii) he, she or it is under no disability or impairment that affects his, her or its decision to execute and deliver this Agreement and he, she or it knowingly and voluntarily intends to be legally bound by this Agreement.

3.           Termination. This Agreement shall automatically terminate, without any notice or other action by any Party, and be void ab initio, upon the earlier of (a) the Effective Time, and (b) the termination of the Business Combination Agreement in accordance with its terms. Upon termination of this Agreement as provided in the immediately preceding sentence, none of the Parties shall have any further obligations or Liabilities under, or with respect to, this Agreement. Notwithstanding the foregoing or anything to the contrary in this Agreement, (i) the termination of this Agreement pursuant to Section 3(b) shall not affect any Liability on the part of any Party for a willful breach of any covenant or agreement set forth in this Agreement prior to such termination or Fraud, (ii) Section 1(a) and Section 1(b) shall survive the termination of this Agreement pursuant to Section 3(a) in accordance with their terms and (iii) Section 1(c)(ii) (solely to the extent that it relates to Section 11.9 (Trust Account Waiver) of the Business Combination Agreement) shall survive the termination of this Agreement pursuant to Section 3(b).

4.           No Recourse. This Agreement may only be enforced against, and any action for breach of this Agreement may only be made against, the Parties, and, without limiting the generality of the foregoing, none of the respective Representatives of the SPAC, the Company or the Security Holders shall have any Liability arising out of or relating to this Agreement or the transactions contemplated hereby, including with respect to any claim (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, except as expressly provided herein.

5.           Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) by delivery in person, by e-mail (having obtained electronic delivery confirmation thereof (i.e., an electronic record of the sender that the email was sent to the intended recipient thereof without an “error” or similar message indicating that such email was not received by such intended recipient)), or by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to the other Parties as follows:

If to the SPAC (prior to the Closing), to:

400 Skokie Blvd., Suite 820
Northbrook, IL 60062
Attention: Keith Jaffee
Email: keith@middletonpartners.net

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022

Attention: Carlo Zenkner, P.C.; Christian Nagler,
P.C.; Peter Seligson, P.C.; Peter C. Fritz;
E-mail: carlo.zenkner@kirkland.com; christian.nagler@kirkland.com; peter.seligson@kirkland.com; peter.fritz@kirkland.com

If to the Company, or the SPAC (after the Closing), to:

Pinstripes, Inc.

1150 Willow Road

Northbrook, IL 60062

Attention: Dale Schwartz

E-mail: dale@pinstripes.com

with a copy (which shall not constitute notice) to:

Katten Muchin Rosenman LLP

525 W. Monroe St.

Chicago, IL 60661

Attention: Mark Wood; Christopher Atkinson; Harold Davidson

Email: mark.wood@katten.com; christopher.atkinson@katten.com; harold.davidson@katten.com

If, to a Security Holder, to the address and contact information provided on Schedule A, with a copy (which shall not constitute notice) to:

Katten Muchin Rosenman LLP

525 W. Monroe St.

Chicago, IL 60661

Attention: Mark Wood; Christopher Atkinson; Harold Davidson

Email: mark.wood@katten.com; christopher.atkinson@katten.com; harold.davidson@katten.com or to such other address as the Party to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

6.           Entire Agreement. This Agreement, the Business Combination Agreement and documents referred to herein and therein constitute the entire agreement of the Parties with respect to the subject matter of this Agreement, and supersede all prior agreements and undertakings, both written and oral, among the Parties with respect to the subject matter of this Agreement, except as otherwise expressly provided in this Agreement.

7.           Amendments and Waivers; Assignment Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed by each of the Security Holders, the SPAC and the Company. Notwithstanding the foregoing, no failure or delay by any Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assignable by any of the Parties, except with respect to a Transfer completed in accordance with the terms of this Agreement. Any attempted assignment of this Agreement not in accordance with the terms of this Section 7 shall be void.

8.           Fees and Expenses. Except, in the case of the SPAC and the Company, as otherwise set forth in the Business Combination Agreement, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the Party incurring such fees or expenses.

9.           Remedies. Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity, upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any Party does not perform his, her or its respective obligations under the provisions of this Agreement in accordance with their respective specific terms or otherwise breaches such provisions. It is accordingly agreed that each Party shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, without posting a bond or undertaking and without proof of damages and this being in addition to any other remedy to which the same is entitled at law or in equity. Each Party agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other Parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity.

10.           No Third Party Beneficiaries. This Agreement shall be for the sole benefit of the Parties and their respective successors and permitted assigns and is not intended, nor shall it be construed, to give any Person, other than the Parties and their respective successors and permitted assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason of this Agreement.

11.           Miscellaneous. Sections 11.8 (Non-Survival), 11.7 (Governing Law; Waiver of Jury Trial; Jurisdiction), 11.5 (Interpretation), 11.4 (Severability) and 11.10 (Counterparts; Electronic Delivery) of the Business Combination Agreement are incorporated herein by reference and shall apply to this Agreement, mutatis mutandis.

12.           No Group. The obligations of each Security Holder hereunder are several and not joint with the obligations of any other Security Holder, and no Security Holder shall be responsible in any way for the performance of the obligations of any other Security Holder. Nothing contained herein, and no action taken by any Security Holder pursuant hereto, shall be deemed to constitute the Security Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Security Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated herein. In furtherance of (but without limiting) the foregoing, each Security Holder hereby acknowledges and agrees that (a) the Security Holders have entered into this single Agreement at the request, and for the convenience, of the Company and the SPAC, (b) each Security Holder shall be entitled to independently protect and enforce its rights, including its rights arising out of this Agreement, and (c) no Security Holder shall have any right to enforce this Agreement against any other Security Holder, nor shall any Security Holder compel or seek to compel the Company to enforce this Agreement against any other Security Holder, and such right to enforce this Agreement against any Security Holder shall be vested in each of the Company and the SPAC. For purposes of clarity, nothing in this Section 12 shall be deemed to limit or otherwise affect the right of any members of the Company’s Board of Directors designated by any Security Holder to take any action reasonably necessary or appropriate to cause the Company to enforce this Agreement in accordance with its terms.

*****

IN WITNESS WHEREOF, the Parties have executed and delivered this Lockup Agreement as of the date first above written.

BANYAN ACQUISITION CORPORATION

By:	/s/ Keith Jaffee
Name:	Keith Jaffee
Title:	Chief Executive Officer

PINSTRIPES, INC.

By:	/s/ Dale Schwartz
Name:	Dale Schwartz
Title:	CEO

Signature Page to Lockup Agreement

SECURITY HOLDERS:

Fashion Square Eco LP, a Delaware limited partnership

By: Eco Development LLC, a Delaware limited liability company, its general partner

By: Westfield Eco, Inc., a Delaware corporation, its sole member

By:	/s/ John Kim
Name:	John Kim
Title:	President and Secretary

URW US Services, Inc.

By:	/s/ John Kim
Name:	John Kim
Title:	President and Secretary

Signature Page to Lockup Agreement

SECURITY HOLDERS (Continued):

Vineland Pointe PS Investor LLC

By: Vineland Pointe JV LLC, its sole member

By: OCP Vineland LLC, its manager

By: O’Connor Management, LLC, its sole member

By:	/s/ William O'Connor
Name:	William O'Connor
Title:	CEO

Signature Page to Lockup Agreement

Schedule A

Addresses

Fashion Square Eco LP

7, place du Chancelier Adenauer

CS 31622 – 75772 Paris Cedex 16, France

Email: geoff.mason@urw.com

URW US Services, Inc.

7, place du Chancelier Adenauer

CS 31622 – 75772 Paris Cedex 16, France

Email: geoff.mason@urw.com

Vineland Pointe PS Investor LLC

c/o O’Connor Capital Partners LLC

535 Madison Avenue, 6th Floor

New York, NY 10022

Email: pbergner@oconnorcp.com